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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Registration Statement No. 33-60683, filed June 28, 1995, on Form S-3 of Service Corporation International and in the related Prospectus and to the incorporation by reference therein of our report dated December 22, 1994, with respect to the consolidated financial statements of Gibraltar Mausoleum Corporation and subsidiaries for the year ended September 30, 1994 included in this Form 8-K.

We also consent to the incorporation by reference in the following Registration Statements of Service Corporation International: No. 33-56069 on Form S-3, filed November 1, 1994, No. 33-54401 on Form S-8, filed July 1, 1994, No. 33-50987 on Form S-8, filed November 10, 1993, No. 33-54996 on Form S-4, filed November 25, 1992, No. 33-17982 on Form S-8, filed October 20, 1987, and No. 33-9790 on Form S-8, filed November 4, 1986 of our report dated December 22, 1994, with respect to the consolidated financial statements of Gibraltar Mausoleum Corporation and subsidiaries for the year ended September 30, 1994 included in this Form 8-K.



                                                 /s/ ERNST & YOUNG LLP



August 31, 1995
Indianapolis, Indiana